Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Christopher Martin, Chairman, President and Chief Executive Officer and Thomas M. Lyons, Executive Vice President and Chief Financial Officer of Provident Financial Services, Inc. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the annual report of the Company on Form 10-K for the fiscal ended December 31, 2014 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations.
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

/s/ CHRISTOPHER MARTIN
Date:	March 2, 2015	Christopher Martin
Chairman, President and
Chief Executive Officer

/s/ THOMAS M. LYONS
Date:	March 2, 2015	Thomas M. Lyons
Executive Vice President and
Chief Financial Officer